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                                                                     EXHIBIT 5.1

[COOLEY GODWARD LLP LOGO]                ATTORNEYS AT LAW      Broomfield, Co
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                                                               San Francisco, CA
January 30,2004                          BARBARA L. BORDEN     415 693-2000
                                         (858) 550-6064
                                         bordenbl@cooley.com

PacifiCare Health Systems, Inc.
5995 Plaza Drive
Cypress, CA 90630

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation (the "COMPANY"), of a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission, covering the registration of (a) up to 5,500,000 shares of the Company's common stock, $.01 par value (the "SHARES") that may be acquired by the Company'S 2001 Amendment and Restatement of the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan (the "PROFIT-SHARING PLAN"), (b) an aggregate amount of $11,500,000.00 in deferred compensation obligations ("DEFERRED COMPENSATION OBLIGATIONS") under the Third Amended and Restated PacifiCare Health Systems Inc. Non-Qualified Deferred Compensation Plan ("DEFERRED COMPENSATION PLAN") and
(b) an aggregate amount of $3,000,000.00 in deferred compensation obligations (the "DEFERRED OBLIGATIONS") under the Second Amended and Restated PacifiCare Health Systems, Inc. Statutory Restoration Plan (the "STATUTORY RESTORATION PLAN").

In connection with this opinion, we have examined and relied upon the Registration Statement, the Company's Certificate of Incorporation and Bylaws, as amended, the Profit-Sharing Plan, Deferred Compensation Plan and Statutory Restoration Plan and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due authorization, execution and delivery of all documents where authorization, execution and delivery are a prerequisite to the effectiveness thereof. With respect to our opinion as to the Shares, we have assumed that, at the time of each issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and sale of the Shares is cash in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to Deferred Compensation Obligations and Deferred Obligations for which the participant elects to have settled through the issuance of Common Stock, par value $.01, of the Company, we have assumed that, at the time of issuance and settlement of such Deferred Compensation Obligations or Deferred Obligations, a sufficient number of share of Common Stock is authorized and reserved or available for issuance in settlement of such obligations.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of California. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.

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PacifiCare Health Systems, Inc.

Page Two

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1. The Shares, when issued and sold to the Profit-Sharing Plan in accordance with the Profit-Sharing Plan, applicable law, the Registration Statement and the related prospectus, will be validly issued, fully paid and non-assessable.

2. The unissued Deferred Compensation Obligations being registered pursuant to the Registration Statement have been duly authorized by the Company, and will upon being issued under and in conformity with the Deferred Compensation Plan, the Registration Statement and the related prospectus, will be validly issued, legally binding obligations of the Company, enforceable in accordance with the terms of the Deferred Compensation Plan, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered a proceeding at law or in equity).

3. The unissued Deferred Obligations being registered pursuant to the Registration Statement have been duly authorized by the Company, and will upon being issued under and in conformity with the Statutory Restoration Plan, the Registration Statement and the related prospectus, will be validly issued, legally binding obligations of the Company, enforceable in accordance with the terms of the Statutory Restoration Plan, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered a proceeding at law or in equity).

We consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

Cooley Godward LLP

By:  /s/ Barbara L. Borden
     ---------------------
         Barbara L. Borden